Exhibit 24

                               AMDAHL CORPORATION
                                POWER OF ATTORNEY

The undersigned directors of Amdahl Corporation, a Delaware corporation, do hereby appoint John C. Lewis and Bruce J. Ryan, each of them their lawful attorneys-in-fact and agents for signature with power to execute the Corporation's Annual Report on Form 10-K filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. The power granted herewith includes the power and authority to sign the names of the undersigned directors to any and all amendments filed to the Annual Report. Each of the undersigned hereby ratifies and confirms all that said attorneys and agents shall do pursuant to this power. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of January 30, 1997.


/s/ Michael R. Hallman                          /s/ Takeshi Maruyama
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Michael R. Hallman                              Takeshi Maruyama


/s/ E.F. Heizer, Jr.                            /s/ George R. Packard, Ph.D.
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E. F. Heizer, Jr.                               George R. Packard, Ph.D.


/s/ Kazuto Kojima                               /s/ Waler B. Reinhold
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Kazuto Kojima                                   Walter B. Reinhold



/s/ John C. Lewis                               /s/ Takashi Takaya
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John C. Lewis                                   Takashi Takaya


/s/ Burton G. Malkiel, Ph.D.                    /s/ J. Sidney Webb
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Burton G. Malkiel, Ph.D.                        J. Sidney Webb